SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2007

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 27, 2007, TVI Corporation’s wholly owned subsidiary Signature Special Event Services, Inc. (“SSES”) and the Ernest & Alice Mark Family Trust and Michael & Sally Mark Family Trust (the “Landlord”) entered into the First Extension of Lease Agreement, dated as of the same date (the “Lease Extension”), extending the terms of the lease agreement dated as of May 13, 2004 by and between the Landlord and SSES’s predecessor (the “Lease Agreement”) with respect to the California branch and administrative facility of SSES.

The Lease Extension extends the term of the Lease for two years, from August 1, 2007 through July 31, 2009, and increases the base rent to $19,272 per month for the first year and $22,776 for the second year. The Lease Extension also provides for three one year extension options at a monthly rental rate of $22,776 for year one and $24,528 for years two and three. SSES has the option to terminate the Lease early upon three months written notice to the Landlord and the payment of a termination fee equal to six months rent at the then current monthly rental rate.

A copy of the Lease Extension is attached as Exhibit 10.12.1 to this report and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following item is filed as an exhibit to this current report on Form 8-K:

10.12.1 First Extension of Lease Agreement, dated as of July 27, 2007, between the Company and Ernest & Alice Mark Family Trust and Michael & Sally Mark Family Trust

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: July 31, 2007	/s/ Sherri S. Voekel
Sherri S. Voekel
Vice President and Acting Chief Financial Officer

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